                                                                   EXHIBIT 10.3


                              THE HOME DEPOT, INC.

                              DEFERRED STOCK UNITS
                               PLAN AND AGREEMENT


         THIS DEFERRED STOCK UNITS PLAN AND AGREEMENT evidences that, subject to the following terms and conditions, on April 2, 2001 (the "Grant Date"), The Home Depot, Inc., a Delaware Corporation, (the "Company") granted to Frank L. Fernandez (the "Executive") an award of deferred stock units corresponding to fifty thousand (50,000) shares of Common Stock, $.05 par value ("Common Stock"), of the Company (each a "Deferred Stock Unit"):

         1. DEFINITIONS. As used herein, the following terms shall be defined as set forth below:

         (A) "CAUSE" shall mean that Executive (1) has been convicted of a felony involving theft or moral turpitude, (2) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to Executive's employment duties which results in material economic harm to the Company, or (3) has engaged in willful conduct that constitutes a material violation of any of the Company's (A) mutual attraction policy, (B) substance abuse policy, or (C) compliance policies (each as shall be in place from time to time); provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct or willful conduct or whether neglect constitutes willful gross neglect, no act or omission on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that his action or inaction was in the best interests of the Company. Notwithstanding the foregoing, the Company may not terminate Executive's employment for Cause unless (i) a determination that Cause exists is made and approved by a majority of the Company's Board of Directors (the "Board"), (ii) Executive is given at least thirty (30) days' written notice of the Board meeting called to make such determination, and (iii) Executive and his legal counsel are given the opportunity to address such meeting.

         (b)      A "CHANGE IN CONTROL" shall be deemed to have occurred if:

                  (1) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding for this purpose,
                           (A) the Company or any subsidiary of the Company, or
                           (B) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

                  (2) During any two (2) consecutive years (not including any period beginning prior to April 2, 2001), individuals who at the beginning of such two (2) year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale of the Company or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; or

                  (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (C)      "COMMITTEE" means the Compensation Committee of the Board.

         (D) "DISABILITY" means Executive's inability to substantially perform his duties under that certain employment agreement entered into between the Company and Executive effective as of April 2, 2001 (the "Employment Agreement"), with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and Executive or, if the Company and Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.

         (E) "GOOD REASON" shall mean, without Executive's consent, (1) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by
Section 3 of the Employment Agreement, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any isolated and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (2) any failure by the Company to comply with any of the provisions of Sections 4 or 5 of the Employment Agreement other than an isolated and inadvertent failure not committed in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (3) Executive being required to relocate to a principal place of employment more than twenty-five (25) miles from his principal place of employment with the Company in Atlanta, Georgia, as of April 2, 2001; (4) delivery by the Company of a notice discontinuing the automatic extension provision of Section 2 of the Employment Agreement; or (5) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by the Employment Agreement.

         2.       DEFERRED STOCK UNITS.

                  (A) VESTING SCHEDULE; ISSUANCE OF SHARES. Twelve thousand five hundred (12,500) Deferred Stock Units shall become vested on each of the second, third, fourth, and fifth anniversaries of the Grant Date (the "Vesting Dates"); provided that, except as provided in subparagraph (c) below, Executive is employed by the Company on the applicable Vesting Date. The Company shall issue one share of Common Stock to Executive for each vested Deferred Stock Unit on April 1, 2007, unless (1) Executive has elected to defer the issuance of such shares pursuant to subparagraph (b) below, or (2) Executive's employment terminates prior to such date (in which case shares shall be issued as provided under subparagraph (c) below). Each Deferred Stock Unit shall be cancelled upon the issuance of a share of Common Stock with respect thereto.

                  (B) DEFERRAL. Executive may elect in writing on or before December 31, 2005 (the "Latest Deferral Date") to defer the issuance of shares of Common Stock with respect to all or a part of the Deferred Stock Units. Any such election shall specify the date of issuance for the deferred shares and shall be irrevocable after the Latest Deferral Date.

                  (C) TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. If (1) the Company terminates Executive's employment other than for Cause, (2) Executive, upon fifteen (15) days' prior written notice, terminates his employment for Good Reason, (3) Executive's employment terminates due to death or Disability, or (4) a Change in Control occurs while Executive is employed by the Company, any Deferred Stock Units that have not yet vested shall immediately vest. Unless Executive has elected pursuant to subparagraph (b) above to defer issuance to a later date, the Company shall issue to Executive, within ten (10) days after the termination of Executive's employment for any reason, one share of Common Stock for each outstanding vested Deferred Stock Unit, and each outstanding Deferred Stock Unit shall be cancelled.

                  (D) LIMITATION OF RIGHTS; DIVIDEND EQUIVALENTS. Executive shall not have any right to transfer any rights under the Deferred Stock Units except as permitted by Paragraph 4 below, shall not have any rights of ownership in the shares of Common Stock subject to the Deferred Stock Units prior to the issuance of such shares, and shall not have any right to vote such shares. Executive, however, shall receive a cash payment equal to the cash dividends paid on shares underlying outstanding vested Deferred Stock Units when cash dividends are paid to shareholders of the Company.

         3. ADMINISTRATION. This Plan and Agreement shall be administered by the Committee. The interpretation and construction by the Committee of any provision herein and any determination by the Committee pursuant to any provision of this Plan and Agreement shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

         4. TRANSFERABILITY. Except as otherwise provided in this Paragraph 4, the Deferred Stock Units granted pursuant to this Plan and Agreement shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether by the operation of law or otherwise. Additionally, Executive may transfer the Deferred Stock Units, in whole or in part, to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Executive and/or Family Members, a partnership or other entity in which all the beneficial owners are Executive and/or Family Members, or any other entity affiliated with Executive that may be approved by the Committee (a "Permitted Transferee"). Subsequent transfers of the Deferred Stock Units shall be prohibited except in accordance with this Paragraph 4. All terms and conditions of the Deferred Stock Units, including provisions relating to the termination of Executive's employment with the Company, shall continue to apply following a transfer made in accordance with this Paragraph 4. Upon any attempt of a transfer of the Deferred Stock Units prohibited by this Paragraph 4, the Deferred Stock Units shall immediately become null and void.

         5. ADJUSTMENTS. The number of shares covered by the Deferred Stock Units and, if applicable, the kind of shares covered by the Deferred Stock Units shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Company's Common Stock. In addition, the Committee may make or provide for such adjustment in the number of shares covered by the Deferred Stock Units, and the kind of shares covered the Deferred Stock Units, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Executive's rights that otherwise would result from (a) any exchange of shares of the Company's Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for the Deferred Stock Units such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Deferred Stock Units so replaced.

         6. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares pursuant to this Plan and Agreement, and the Committee may round fractions down.

         7. TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by Executive or any other person under this Plan and Agreement, it shall be a condition to the realization of such benefit that Executive or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld, which arrangements may include Executive's delivery to the Company of a check equal to the amount of such taxes. Upon the payment of any dividend equivalents payable pursuant to Paragraph 2(d) above, Executive agrees that the Company shall deduct therefrom such amounts as are necessary to satisfy applicable withholding requirements.

         8. NO IMPACT ON OTHER BENEFITS AND EMPLOYMENT. This Plan and Agreement shall not confer upon Executive any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate Executive's employment at any time, subject to the terms of the Employment Agreement. Nothing herein contained shall affect Executive's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employment plan or program of the Company or any of its subsidiaries nor constitute an obligation for continued employment.

         9. CANCELLATION. With Executive's concurrence, the Committee may cancel this Plan and Agreement. In the event of such cancellation, the Committee may authorize the granting of new deferred stock units, which may or may not cover the same number of shares that had been the subject of the Deferred Stock Units, in such manner and subject to such other terms and conditions as then determined by the Committee.

         10. GOVERNING LAW. The validity, construction and effect of this Plan and Agreement will be determined in accordance with (a) the Delaware General Corporation Law, and (b) to the extent applicable, other laws (including those governing contracts) of the State of Georgia (without regard to the choice of law provisions thereof).

         11. MERGER CLAUSE. This Plan and Agreement supersedes any and all understandings between the Company and Executive with respect to the Deferred Stock Units and, except as otherwise provided herein, this Plan and Agreement may be amended only in writing signed by the Company and Executive.

PLEASE INDICATE YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOREGOING BY SIGNING AND RETURNING A COPY OF THIS PLAN AND AGREEMENT.


                                               THE HOME DEPOT, INC.

                                               /s/ Robert L. Nardelli
                                               --------------------------------
                                               By:  Robert L. Nardelli
                                                    Chairman of the Board


        I hereby acknowledge receipt of the Deferred Stock Units granted on April 2, 2001, which have been granted to me under the foregoing terms and conditions. I further agree to conform to all of the terms and conditions of such Deferred Stock Units.


                                               EXECUTIVE


                                               /s/ Frank L. Fernandez
                                               --------------------------------
                                               Frank L. Fernandez

                                               Date: April 2, 2001
                                                    ---------------------------